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SCHEDULE D - DISCOUNTED FUTURE RETURNS APPROACH
         BIOTECHNICA INTERNATIONAL, INC.
             Dividend Discount Model

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                                   Actual    For the Years Ended June 30,                                                 5 Yr.
FORECASTED INCOME STATEMENT        6/30/98       1999          2000         2001         2002         2003                 CAGR
                             -------------------------------------------------------------------------------          --------
Net sales                      $21,341,000   $22,835,000  $24,433,000  $26,143,000  $27,973,000  $29,931,000              7.00%

Cost of sales                   14,307,000    14,386,000   15,393,000   16,470,000   17,623,000   18,857,000              5.68%
                             -------------------------------------------------------------------------------          --------
    Gross profit                 7,034,000     8,449,000    9,040,000    9,673,000   10,350,000   11,074,000              9.50%
                                       33%           37%          37%          37%          37%          37%
Operating expenses:
    Sales and marketing          4,709,000     4,874,000    5,045,000    5,222,000    5,405,000    5,594,000              3.50%
    Warehouse and distribution   1,327,000     1,420,000    1,519,000    1,625,000    1,739,000    1,861,000              7.00%
    General and administrative   2,679,000     2,679,000    2,679,000    2,679,000    2,679,000    2,679,000              0.00%
    Amortization of goodwill       499,000       499,000      499,000      499,000      499,000      499,000              0.00%
                              ------------------------------------------------------------------------------          --------
                                 9,214,000     9,472,000    9,742,000   10,025,000   10,322,000   10,633,000              2.91%

    Operating income (loss)     (2,180,000)   (1,023,000)    (702,000)    (352,000)      28,000      441,000               nmf

Interest expense                  (966,000)     (800,000)    (800,000)    (800,000)    (800,000)    (800,000)            -3.70%
Other income (expenses)            150,000       200,000      200,000      200,000      200,000      200,000              5.92%
                              -------------------------------------------------------------------------------          --------
                                  (816,000)     (600,000)    (600,000)    (600,000)    (600,000)    (600,000)            -5.96%

Net loss before taxes           (2,996,000)   (1,623,000)  (1,302,000)    (952,000)    (572,000)    (159,000)           -44.41%

Income tax expense (benefit)             0             0            0            0            0            0              0.00%
                              -------------------------------------------------------------------------------          --------
Net loss                       ($2,996,000)  ($1,623,000) ($1,302,000)   ($952,000)   ($572,000)   ($159,000)           -44.41%
                              -------------------------------------------------------------------------------          --------



OTHER FORECASTED DATA :
Depreciation and amortization   $1,449,000    $1,499,000   $1,499,000   $1,499,000   $1,499,000   $1,499,000              0.68%
Interest expense                  $966,000      $800,000     $800,000     $800,000     $800,000     $800,000             -3.70%
EBITDA                           ($581,000)     $676,000     $997,000   $1,347,000   $1,727,000   $2,140,000               nmf
Dividends                               $0            $0           $0           $0           $0           $0               nmf
Capital expenditures              $130,000      $400,000     $399,000     $398,000     $397,000     $396,000             24.95%
Net proceeds from loans         $1,869,000            $0           $0           $0           $0           $0           -100.00%

Estimated common stockholders'
    equity excluding
    cumulative undeclared
    preferred dividends          2,469,000      $846,000    ($456,000) ($1,408,000) ($1,980,000) ($2,139,000)              nmf

Estimated cumulative undeclared
    preferred dividend           2,425,000     3,100,000    3,775,000    4,450,000    5,125,000    5,800,000            19.05%

Estimated net book value            44,000    (2,254,000)  (4,231,000)  (5,858,000)  (7,105,000)  (7,939,000)              nmf

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THESE FORECASTS WERE PROVIDED BY MANAGEMENT.  NO ASSURANCES
CAN BE MADE THAT THESE FORECASTS WILL BE REALIZED.